Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212199) and Form S-3 (No. 333-212200) of Nexeo Solutions, Inc. of our reports dated December 7, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, and December 8, 2016 relating to the financial statements and financial statement schedule, which appear in the 2017 Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 7, 2017